Exhibit 99.1

NAPCO Security Technologies, Inc. Reports Fiscal Q4 and Full Year 2025 Results

Fiscal 2025 Highlights

●	Net sales of $50.7 million for Q4 increased 1% YoY, while net sales for full year of $181.6 million decreased 4% YoY
●	Recurring service revenue (“RSR”) increased 10% and 14% to $22.4 million and $86.3 million for Q4 and the full year respectively, with a 91% gross margin for both periods
●	RSR had a prospective annual run rate of approximately $94 million based on July 2025 recurring service revenues.
●	Equipment sales for Q4 were $28.3 million, a 5% YoY decrease, but up 27% sequentially from Q3, and equipment sales for the full year were $95.3, a 16% YoY decrease
●	Gross profit margin for Q4 of 52.8% vs 55.3% in prior fiscal year quarter, and gross profit margin for the full year of 55.6% vs 53.9% in prior fiscal year
●	Diluted EPS decreased YoY to $0.33 vs $0.36 and $1.19 vs $1.34 for Q4 and the full year respectively
●	The Board declared a quarterly dividend of $0.14 per share, payable on October 3, 2025 to shareholders of record on September 12, 2025.

AMITYVILLE, N.Y., August 25, 2025 /PRNewswire/ -- NAPCO Security Technologies, Inc. (NASDAQ: NSSC), one of the leading manufacturers and designers of high-tech electronic security equipment, wireless communication devices for intrusion and fire alarm systems and the related recurring service revenues as well as a provider of school safety solutions, today announced financial results for its fourth quarter of fiscal 2025.

	Three months ended June 30,			Year ended June 30,
	(dollars in thousands)			(dollars in thousands)
			% Increase/			% Increase/
Financial Highlights (1)	2025	2024	(decrease)	2025	2024	(decrease)
Net Sales	$50,724	$50,330	0.8%	$181,621	$188,820	(3.8)%
Gross Profit	$26,798	$27,845	(3.8)%	$101,030	$101,754	(0.7)%
Gross Profit Margin	52.8%	55.3%		55.6%	53.9%
Net Income	$11,632	$13,534	(14.1)%	$43,406	$49,818	(12.9)%
Net Income as a % of Sales	22.9%	26.9%		23.9%	26.4%
Diluted EPS	$0.33	$0.36	(8.3)%	$1.19	$1.34	(11.2)%
Adjusted EBITDA(2)	$14,249	$15,415	(7.6)%	$52,126	$58,934	(11.6)%
Adjusted EBITDA(2) as a % of Sales	28.1%	30.6%		28.7%	31.2%
Adjusted EBITDA(2) Per Share	$0.40	$0.41	(2.4)%	$1.43	$1.59%	(10.1)%
Cash Flows from Operating Activities				$53,527	$45,368	18.0%

1. In millions except percentages and per share data or as otherwise noted.

2. Represents a non-GAAP financial measure. An explanation and a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial     measure are presented in the schedules accompanying this press release.

Richard Soloway, Chairman and CEO, commented, “With the completion of our fourth quarter of Fiscal 2025, our RSR remains strong as we continue to see double digit growth in Q4 and annually and gross margins at 91%. RSR represents 44% and 48% of total revenue in Q4 and annually, respectively, and our RSR has a prospective run rate of approximately $94 million based on our July 2025 recurring service revenue, which reflects approximately a $5 million increase from what was reported at the end of our third quarter of Fiscal 2025. We faced challenges with our equipment revenue performance throughout Fiscal 2025 as distributor destocking lingered throughout the year as well as timing of larger project work in our door-locking segment, however we are encouraged by the 27% increase in equipment sales from Q3 to Q4, and we are optimistic that equipment sales will grow in Fiscal 2026, and believe we are well positioned with the evolving tariff environment.

In the fourth quarter, we introduced a new generational cloud-based MVP Access platform. Easy to afford with an economical “By-Door” flat monthly recurring revenue rate, MVP Access products empower security teams to experience 24/7 security management, enabling users to lock down doors, adjust threat levels and monitor real-time events from anywhere and eliminates the need for on-premises hardware or databases. This product line is anticipated to generate future monthly recurring revenue for both locking and access control dealers and the Company.”

Mr. Soloway concluded, “Our return on adjusted EBITDA of 28% in fiscal 2025 remains robust, and we were successful in our goal of significantly reducing our inventory levels by $8.6 million, while also generating over $53 million in cash flows from operations with no debt. During fiscal 2025 we declared cash dividends of $18.6 million to our shareholders, and in addition we repurchased $36.8 million of our common stock. As we enter fiscal 2026 we remain confident that our net income, Adjusted EBITDA* and cash flow, will continue to be strong.

As such we are pleased to continue our dividend program and will be paying the next quarterly dividend of $0.14 per share on October 3, 2025 to shareholders of record on September 12, 2025.

We continue to strive to accomplish our goal of continued financial strength, product innovation, technical superiority and strong profitability, for fiscal 2026 and beyond”.

Conference Call Information

Management will conduct a conference call at 11 a.m. ET today, August 25, 2025, and in order to participate please go to the Investor Relations section of the Company website at https://investor.napcosecurity.com/events-presentations or choose https://app.webinar.net/bDwYQBoNJrd.  Alternatively, interested parties may participate in the call by dialing (US) 1-800-836-8184 or 1-646-357-8785.  A replay of the webcast will be available on the Investor Relations section of the Company’s website

About NAPCO Security Technologies, Inc.

NAPCO Security Technologies, Inc., is one of the leading manufacturers and designers of high-tech electronic security devices, wireless recurring communication services for intrusion and fire alarm systems as well as a provider of school safety solutions, The Company consists of four Divisions: NAPCO, plus three wholly owned subsidiaries: Alarm Lock, Continental Instruments, and Marks USA. Headquartered in Amityville, New York, its products are installed by tens of thousands of security professionals worldwide in commercial, industrial, institutional, residential and government applications. NAPCO products have earned a reputation for innovation, technical excellence and reliability, positioning the Company for growth in the multi-billion dollar and rapidly expanding electronic security market. For additional information on NAPCO, please visit the Company's web site at http://www.napcosecurity.com.

Safe Harbor Statement

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management's judgment, beliefs, current trends, and anticipated product performance. These forward-looking statements include, but are not limited to, statements relating to the impact of COVID-19 pandemic; supply chain challenges and developments; the growth of recurring service revenues and annual run rate; the strength of our balance sheet; our expectations regarding future results; the introduction of new access control and locking products; the opportunities for school security products; business trends , including the replacement of 3G radios, and our ability to execute our business strategies. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those risk factors set forth in the Company's filings with the Securities and Exchange Commission, such as our annual report on Form 10-K and quarterly reports on Form 10-Q. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today's date, unless otherwise stated, and the Company undertakes no duty to update such information, except as required under applicable law.

*Non-GAAP Financial Measures

Certain non-GAAP measures are included in this press release, including non-GAAP operating income, Adjusted EBITDA and Adjusted EBITDA per share (diluted). We define Adjusted EBITDA as GAAP net income plus income tax expense, net interest expense, non-cash stock-based expense, non-recurring legal expense, other non-recurring income and depreciation and amortization expense. Non-GAAP operating income does not include amortization of intangibles or stock-based compensation expense. These non-GAAP measures are provided to enhance the user's overall understanding of our financial performance. By excluding these charges our non-GAAP results provide information to management and investors that is useful in assessing NAPCO's core operating performance and in comparing our results of operations on a consistent basis from period to period. Our use of non-GAAP financial measures has certain limitations in that such non-GAAP financial measures may not be directly comparable to those reported by other companies. For example, the terms used in this press release, such as Adjusted EBITDA, do not have a standardized meaning. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. The presentation of this information is not meant to be a substitute for the corresponding financial measures prepared in accordance with generally accepted accounting principles. Investors are encouraged to review the reconciliation of GAAP to non-GAAP financial measures set forth above.

NAPCO SECURITY TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	June 30, 2025	June 30, 2024

	(in thousands, except share data)
Assets
Current Assets
Cash and cash equivalents	$83,081	$65,341
Investments - other	—	26,980
Marketable securities	16,095	5,398
Accounts receivable, net of allowance for credit losses of $25 and $32 as of June 30, 2025 and June 30, 2024, respectively	30,108	31,898
Inventories	29,962	34,804
Income tax receivable	—	73
Prepaid expenses and other current assets	3,198	4,269
Total Current Assets	162,444	168,763
Inventories - non-current	11,313	15,109
Property, plant and equipment, net	9,233	9,077
Intangible assets, net	3,287	3,602
Deferred income taxes	6,476	5,428
Operating lease - Right-of-use asset	5,188	5,487
Other assets	200	286
Total Assets	$198,141	$207,752

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable	$5,742	$7,977
Accrued expenses	8,712	10,345
Accrued salaries and wages	4,398	3,907
Dividends payable	4,992	—
Accrued income taxes	213	—
Total Current Liabilities	24,057	22,229
Accrued income taxes	143	1,122
Operating lease liability	5,335	5,512
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	29,535	28,863
Commitments and Contingencies (Note 14)
Stockholders' Equity
Common Stock, par value $0.01 per share; 100,000,000 shares authorized as of June 30, 2025 and June 30, 2024; 39,771,035 and 39,768,186 shares issued; and 35,656,421 and 36,874,471 shares outstanding, respectively.	398	398
Additional paid-in capital	25,280	23,712
Retained earnings	199,083	174,300
Less: Treasury Stock, at cost (4,114,614 and 2,893,715 shares as of June 30, 2025 and June 30, 2024, respectively)	(56,315)	(19,521)
Accumulated other comprehensive income	160	—
Total Stockholders' Equity	168,606	178,889
Total Liabilities and Stockholders' Equity	$198,141	$207,752

NAPCO SECURITY TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

	Three Months ended June 30,
	2025	2024	2023

	(in thousands, except for share and per share data)
Net Sales:
Equipment revenues	$28,298	$29,938	$28,551
Service revenues	22,426	20,392	16,107
	50,724	50,330	44,658
Cost of Sales:
Equipment-related expenses	21,827	20,530	19,856
Service-related expenses	2,099	1,955	1,768
	23,926	22,485	21,624

Gross Profit	26,798	27,845	23,034

Operating Expenses:
Research and development	3,232	3,027	2,364
Selling, general, and administrative expenses	11,480	10,854	8,861
Total Operating Expenses	14,712	13,881	11,225

Operating Income	12,086	13,964	11,809

Other Income:
Interest and other income, net	883	762	382
Income before Provision for Income Taxes	12,969	14,726	12,191
Provision for Income Taxes	1,337	1,192	1,626
Net Income	$11,632	$13,534	$10,565

Income Per Share:
Basic	$0.33	$0.37	$0.29
Diluted	$0.33	$0.36	$0.28

Weighted Average Number of Shares Outstanding:
Basic	35,656,000	36,939,000	36,827,000
Diluted	35,764,000	37,232,000	37,137,000

NAPCO SECURITY TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

	Year Ended June 30,
	2025	2024	2023

	(in thousands, except for share and per share data)
Net Sales:
Equipment revenues	$95,291	$113,071	$110,062
Service revenues	86,330	75,749	59,935
	181,621	188,820	169,997
Cost of Sales:
Equipment-related expenses	72,795	79,862	90,197
Service-related expenses	7,796	7,204	6,567
	80,591	87,066	96,764

Gross Profit	101,030	101,754	73,233

Operating Expenses:
Research and development	12,581	10,763	9,328
Selling, general, and administrative expenses	42,190	37,173	33,580
Total Operating Expenses	54,771	47,936	42,908

Operating Income	46,259	53,818	30,325

Other Income:
Interest and other income, net	3,810	2,568	903
Income before Provision for Income Taxes	50,069	56,386	31,228
Provision for Income Taxes	6,663	6,568	4,101
Net Income	$43,406	$49,818	$27,127

Income Per Share:
Basic	$1.20	$1.35	$0.74
Diluted	$1.19	$1.34	$0.73

Weighted Average Number of Shares Outstanding:
Basic	36,298,000	36,812,000	36,741,000
Diluted	36,499,000	37,066,000	37,005,000

NAPCO SECURITY TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Fiscal Year ended June 30,
	2025	2024	2023

	(in thousands)
Cash Flows from Operating Activities
Net income	$43,406	$49,818	$27,127
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,276	2,163	1,930
Gain on disposal of fixed asset	—	—	(15)
Change in accrued Interest on other investments	—	31	(470)
Unrealized (gain) loss on marketable securities	(177)	(56)	80
Realized (gain) loss on sales of marketable securities	(56)	—	—
(Recovery of) credit losses	(7)	(99)	(112)
Change to inventory reserve	643	1,691	(445)
Deferred income taxes	(1,048)	(2,776)	(2,818)
Stock-based compensation expense	1,513	1,733	1,464
Changes in operating assets and liabilities:
Accounts receivable	1,797	(5,730)	3,261
Inventories	7,995	(3,255)	1,883
Prepaid expenses and other current assets	1,071	(867)	(564)
Income tax receivable	48	2	(75)
Other assets	86	25	35
Accounts payable, accrued expenses, accrued salaries and wages, accrued income taxes	(4,020)	2,688	(6,581)
Net Cash Provided by Operating Activities	53,527	45,368	24,700
Cash Flows from Investing Activities
Purchases of property, plant, and equipment	(2,116)	(1,594)	(2,962)
Proceeds from disposal of fixed asset	—	—	38
Purchases of marketable securities	(12,835)	(206)	(148)
Proceeds from sales of marketable securities	2,556	—	—
Purchases of other investments	—	(1,351)	(35,281)
Redemption of other investments	26,980	—	10,091
Net Cash Provided by (Used in) Investing Activities	14,585	(3,151)	(28,262)
Cash Flows from Financing Activates
Proceeds from stock option exercises	54	427	85
Dividends paid	(13,632)	(13,258)	(2,298)
Repurchase of common stock	(36,794)	—	—
Net Cash Used in Financing Activities	(50,372)	(12,831)	(2,213)

Net increase (decrease) in Cash and Cash Equivalents	17,740	29,386	(5,775)
Cash and Cash Equivalents - Beginning	65,341	35,955	41,730
Cash and Cash Equivalents - Ending	$83,081	$65,341	$35,955
Supplemental Cash Flow Information
Interest paid	$—	$14	$16
Income taxes paid	$8,427	$9,330	$8,811
Non-Cash Investing and Financing Transactions
Dividends declared and not paid	$4,992	—	—

NAPCO SECURITY TECHNOLOGIES, INC.

NON-GAAP MEASURES OF PERFORMANCE* (unaudited)

(in thousands, except share and per share data)

	3 months ended June 30,		12 months ended June 30,
	2025	2024	2025	2024
Net income (GAAP)	$11,632	$13,534	$$43,406	$$49,818
Less:
Interest Income, net	725	762	3,356	2,568

Add:
Provision for Income Taxes	1,337	1,192	6,663	6,568
Depreciation and Amortization	571	536	2,276	2,163
EBITDA (earnings before interest, taxes, depreciation and amortization)	12,815	14,500	48,989	55,981

Adjustments for non-GAAP measures of performance:
Add: Stock based Compensation	370	857	1,513	1,733
Add: Nonrecurring Legal Expenses (1)	1,064	58	1,624	1,220
Adjusted EBITDA	$$14,249	$$15,415	$$52,126	$$58,934

Denominator:
Basic Weighted Average Shares Outstanding	35,656,000	36,939,000	36,298,000	36,812,000
Effect of Dilutive Securities	108,000	293,000	201,000	254,000
Dilutes Weighted Average Shares Outstanding (Denominator)	35,764,000	37,232,000	36,499,000	37,066,000
Net Income per Diluted Shares Outstanding	$0.33	$0.36	$1.19	$1.34
Adjusted EBITDA* per Diluted Shares Outstanding	$0.40	$0.41	$1.43	$1.59

1. Nonrecurring Legal Expenses are legal fees that are determined not to be of a normal recuring nature and expenses necessary to operate the business.

Contacts:

Francis J. Okoniewski

Vice President of Investor Relations

NAPCO Security Technologies, Inc.

Office 800-645-9445 x 374

Mobile 516-404-3597

fokoniewski@napcosecurity.com